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                                                                   Exhibit 99(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (File No. 33-69724) of our report dated February 21, 2000 relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to the Shareholders of MMA Praxis Mutual Funds (comprising, Intermediate Income Fund, Growth Fund and International Fund) which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Financial Statement" and "Auditors" in the Statement of Additional Information.


Columbus, Ohio
April 18, 2000